Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-85344) of OSI Restaurant Partners, Inc., formerly known as Outback Steakhouse, Inc., of our report dated June 29, 2006 relating to the financial statements of Outback Steakhouse, Inc. Salaried Employees 401(k) Plan and Trust, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
June 29, 2006